Exhibit 23.2

McGladrey & Pullen
Certified Public Accountants

McGladrey & Pullen
Certified Public Accountants

McGladrey & Pullen
Certified Public Accountant

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Community Bancorp on Form S-8 of our report, dated February 19, 2004, except for Note 18 as to which the date is September 27, 2004, included in the S-1 of Community Bancorp that was filed with the SEC on September 30, 2004 and amended on November 15, 2004 and November 24, 2004.

McGLADREY & PULLEN, LLP

Las Vegas, Nevada

January 7, 2005

McGladrey & Pullen, LLP is an independent member firm of
RSM International, an affiliation of independent accounting
and consulting firms.